UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

UMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-55030
(Commission File Number)

90-0893594
(IRS Employer Identification No.)

8851 Camp Bowie West Boulevard, Suite 240
Fort Worth, Texas 761116
(Address of principal executive offices)

(817) 346-6900
(Registrant’s telephone number, including area code)

6628 Bryant Irvin Road, Suite 250
Fort Worth, Texas 76132
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2016, Richard J. Halden resigned as president of the registrant, due to other personal commitments.

On January 14, 2016, the board of directors of the registrant elected Ransom B. Jones, CPA, to be interim chief executive officer of the registrant.  There are no material plans, contracts or arrangements (whether or not written) with respect to Mr. Jones’ election as interim chief executive officer.  Any such plans, contracts or arrangements, if any, will be worked out at a later date.

Mr. Jones, age 67, a resident of Frisco, Texas, has over thirty years of diverse experience primarily related to the insurance industry.  Since 2005 until the present time, Mr. Jones has been the president of Cambridge Financing Company in Boca Raton, Florida.  From 2001 to 2005, he was a vice president if AIG Reinsurance Advisors, Inc. (wholly-owned subsidiary of American International Group, Inc.) in New York, New York.  From 1980 to 1984, Mr. Jones was a director and senior vice president of Western Preferred Corporation in Fort Worth, Texas.  Mr. Jones graduated from The University of Texas at El Paso in 1971 with BBA, Accounting.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMED Holdings, Inc.
(Registrant)

Date: January 14, 2016.	By:	/s/Randy Moseley
	Name:	Randy Moseley
	Title:	Chief Financial Officer